Securities and Exchange Commission
                         Washington, DC  20549

                                FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


  Date of report (Date of earliest event reported): June 13, 2008



                            NASB FINANCIAL, INC.
           (Exact Name of Registrant as Specified in Its Charter)



                                  MISSOURI
               (State or Other Jurisdiction of Incorporation)


         0-24033                               43-1805201
 (Commission File Number)       (I. R. S, Employer Identification No.)


                          12498 South 71 Highway
                         Grandview, Missouri 64030
           (Address of Principal Executive offices)(Zip Code)


                              (816) 765-2200
           (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02  Departure of Directors or Principal Officers; Election of
           Directors; Appointment of Principal Officers


     Dr. Fletcher M. Lamkin resigned as a Director of NASB Financial, Inc. ("the Company") effective June 13, 2008. Dr. Lamkin's resignation was not the result of any disagreement with management pertaining to the operations, policies or practices of the Company. Dr. Lamkin served on the Company's Nominating and Compensation Committees.

     On June 13, 2008, the Board of Directors of the Company elected Ms. Laura Brady to the Company's Board of Directors, effective June 24, 2008. Ms. Brady is expected to serve on the Company's Nominating and Compensation Committees. Ms. Brady is a Vice President and General Manager with Williams Foods, Inc. in Lenexa, Kansas.




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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           NASB FINANCIAL, INC.

June 13, 2008                         By:  /s/ Rhonda Nyhus
                                           Rhonda Nyhus
                                           Vice President and Treasurer


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